May  6,  2003


Securities  and  Exchange  Commission
450  Fifth  Street,  N.  W.
Washington,  DC  20549


RE:     INDUSTRIES  INTERNATIONAL,  INCORPORATED
        FILE  NO.  000-32053

     I have read Item 4 of the Form 8-K of Industries International, Incorporated dated May 6, 2003 and agree with the statements contained therein, except I have no basis to agree or to disagree if there was any consultation with the successor auditor as discussed in paragraph four.

Very truly yours,

/s/Randy Simpson, CPA, P.C.

Randy Simpson, CPA, P.C.